                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-24457 and 333-59001) and on Form S-8 (No. 333-58203, 333-12475, 333-58211, 33-66036 and 33-64776) of Transocean Offshore
Inc. of our report dated August 6, 1999 relating to the financial statements of Sedco Forex Holdings Limited, which appears in the Current Report on Form 8-K of Transocean Offshore Inc. dated October 27, 1999.


/s/ PricewaterhouseCoopers LLP

New York, NY
November 2, 1999